Exhibit 99.1

Unity Bancorp Reports 35% Increase In Third Quarter Earnings

CLINTON, N.J., Oct. 16 /PRNewswire-FirstCall/ — Unity Bancorp, Inc. (Nasdaq: UNTY), parent company of Unity Bank, reported net income of $1.3 million, or $0.23 per diluted share, for the quarter ended September 30, 2003, a 35.3% increase compared to $1.0 million, or $0.16 per diluted share, in the prior year’s comparable quarter.  Return on average assets and average common equity for the third quarter of 2003, were 1.14% and 17.70%, respectively.

For the nine months ended September 30, 2003, net income was $3.7 million, or $0.65 per diluted share, a 35.9% increase from the $2.7 million, or $0.46 per diluted share for the same period a year ago.  Return on average assets and average common equity for the nine-month period ended September 30, 2003, were 1.11% and 17.37%, respectively, as compared to 0.90% and 13.55%, respectively, from the prior year period.

“This is our fifteenth consecutive quarter of improved operating results and I am optimistic about continuing these favorable trends,” said Unity President and Chief Executive Officer, Anthony J. Feraro.  “We continue to capitalize on opportunities in our markets, enabling us to strengthen our customer base and grow our earnings.”

Net interest income was $4.5 million for the third quarter of 2003, compared to $4.1 million in the comparable quarter a year ago. Net interest margin was 4.18% for the third quarter of 2003 compared to 4.15% a year ago. The Company’s net interest margin improved from a year ago primarily due to the lower cost of funds, however, it is down from the 4.39% net interest margin in the second quarter of 2003 due to pay downs of higher yielding assets being reinvested in a lower rate environment.

The provision for loan losses for the third quarter of 2003 was $375 thousand, unchanged from the same period last year. The provision for loan losses for the nine months ended September 30, 2003, was $1.2 million compared to $2.0 million from the prior year period.  The decline in the year-to-date provision is due to the lower level of charge offs.  Net loan charge-offs for the nine months ended September 30, 2003 were $359 thousand, compared to $1.3 million in the prior year period.

Total non-interest income for the third quarter of 2003 was $2.1 million, a 31.0% increase compared to the same period last year.  The increase is due to higher levels of servicing income, referral fees and gains on SBA loan sales.  Gains on sales of SBA loans amounted to $0.8 million for the third quarter, compared to $0.7 million for the same period last year.  Service charges on deposits increased 7.1% over the prior year as a result of increased fees and a larger deposit base. Service and loan fees increased 58.1% from the prior year quarter due to increased levels of serviced loans, referral fees and prepayment penalties.  Other income for the third quarter increased to $0.3 million, a 151.2% increase from the prior year’s comparable quarter primarily due to increased title insurance revenue.

Total non-interest expenses for the third quarter of 2003 were $4.2 million, an increase of 8.8% from the prior year’s comparable quarter. The increase from the prior year’s quarter was primarily due to increased compensation and benefit costs associated with merit increases and an increased head count.  Loan collection expenses increased 116.3% from the prior year’s comparable quarter to $225 thousand in an effort to reduce non-performing assets.  In addition, the Company has increased its advertising costs 58.8% to $162 thousand over the prior year comparable quarter in an effort to continue to expand market share.

Total assets at September 30, 2003 were $451 million, a 6.3% increase from a year ago.  The increase in assets from the prior year was primarily due to growth in the Company’s loan portfolio.  Total loans at September 30, 2003 were $321.6 million, a 5.9% increase from a year ago.  The growth in the loan portfolio occurred primarily in commercial loans, which totaled $176.6 million at September 30, 2003, an increase of 14.4% from a year ago.  SBA loans held for investment were $47.9 million at September 30, 2003, an 8.9% increase from a year ago.  SBA loans held for sale were $10.6 million at September 30, 2003, a 24.8% decrease from the prior year due to loan sales.  Due to continued significant prepayments, residential mortgage loans declined 19.0% from the prior year’s quarter and totaled $52.0 million at September 30, 2003. At September 30, 2003, consumer loans increased 28.1% from the prior year’s comparable quarter to $34.5 million, primarily due to the growth in the Company’s home equity loan portfolio.

Total deposits at September 30, 2003 were $399.5 million, a 6.8% increase from the prior year.  This increase was primarily the result of growth in “Opportunity Checking,” Unity’s premier interest-bearing checking product. Non-interest bearing accounts totaled $87.8 million at September 30, 2003, up 22.8% from a year ago.

“Our loan production for the third quarter was strong, however the commercial and SBA loan portfolios were impacted this quarter by the unusually large number of payoffs,” said Mr. Feraro. “Our loan pipeline continues to be robust and we are hopeful that we will continue to grow the balance sheet next quarter.”

At September 30, 2003, the allowance for loan losses was 1.54% of total loans, compared to 1.25% a year ago.  Non-performing assets at September 30, 2003 were $4.3 million, compared to $3.2 million a year ago. Included in non-performing assets this quarter is a $1.3 million commercial mortgage that is well collateralized, however, the borrower has defaulted due to cash flow problems.  Included in non-performing assets at September 30, 2003, are approximately $1.2 million of loans that are guaranteed by the Small Business Administration.

Total shareholders’ equity was $29.6 million at September 30, 2003, a 10.9% increase from the prior year.  The increase in equity over the prior year was due to retained profits and the exercise of common stock warrants, somewhat offset by the buyback of common stock, cash dividends and accumulated unrealized comprehensive loss.

As of September 30, 2003, Unity Bank’s tier 1 leverage ratio was 6.97%, tier 1 risk-based capital ratio was 9.27%, and total risk-based capital ratio was 12.29%.  As of September 30, 2003, Unity Bancorp Inc.’s tier 1 leverage ratio was 8.50%, tier 1 risk-based capital ratio was 11.39%, and total risk-based capital ratio was 12.64%. All regulatory capital ratios exceed the well-capitalized federal capital adequacy requirements as of September 30, 2003.

Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with $451 million in assets and $399 million in deposits.  Unity Bank provides financial services to retail, corporate & small business customers through its’ 12 retail service centers located in Hunterdon, Middlesex, Somerset and Union counties in New Jersey. For additional information about Unity visit our website at www.unitybank.com or call 800 618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance.  These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals. These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, and results of regulatory exams, among other factors.

Unity Bancorp, Inc

Consolidated Financial Highlights

(Dollars in thousands, except per share data)

	Sep. 30, 2003	Jun. 30, 2003	Sep. 30, 2002
BALANCE SHEET DATA:
Assets	$450,509	$448,770	$423,990
Deposits	399,451	397,098	374,094
Loans	321,629	325,221	303,578
Securities	84,023	79,784	76,448
Shareholders’ equity	29,564	29,238	26,670
Allowance for loan losses	4,960	4,649	3,786

FINANCIAL DATA — QUARTER TO DATE:
Net income before taxes	$2,049	$1,918	$1,499
Federal and state income tax provision	747	703	537
Net income	1,302	1,215	962
Preferred stock dividends	0	0	8
Net income available to common shareholders	1,302	1,215	954
Per share-basic	0.24	0.23	0.17
Per share-diluted	0.23	0.22	0.16
Return on average assets	1.14%	1.11%	0.92%
Return on average common equity	17.70	17.14	13.53
Efficiency ratio	62.98	64.81	67.15

FINANCIAL DATA — YEAR TO DATE:
Net income before taxes	$5,820	—	$4,198
Federal and state income tax provision	2,151	—	1,498
Net income	3,669	—	2,700
Preferred stock dividends	0	—	23
Net income available to common shareholders	3,669	—	2,677

Per share-basic	0.68	—	0.49
Per share-diluted	0.65	—	0.46

Return on average assets	1.11%	—	0.90%
Return on average common equity	17.37	—	13.55
Efficiency ratio	64.15	—	65.78

SHARE INFORMATION:
Closing price per share	$11.20	$10.20	$6.19
Book value per share	5.48	5.42	4.93
Average diluted shares outstanding (QTD)	5,661	5,610	5,946

CAPITAL RATIOS:
Total equity to total assets	6.56%	6.52%	6.29%
Tier I capital to average assets (leverage)	8.50	8.61	8.45
Tier I capital to risk-adjusted assets	11.39	10.88	11.47
Total risk-based capital	12.64	12.13	12.79

CREDIT QUALITY AND RATIOS:
Nonperforming assets	$4,250	$3,547	$3,205
Net charge offs to average loans (QTD)	0.08%	0.17%	0.20%
Allowance for loan losses to total loans	1.54	1.43	1.25
Nonperforming assets to total loans and OREO	1.32	1.09	1.06

N/M = Not meaningful

Unity Bancorp, Inc.

Consolidated Balance Sheets

(In thousands)

	Sep. 30, 2003	Jun. 30, 2003	Sep. 30, 2002
ASSETS
Cash and due from banks	$13,478	$14,907	$14,686
Federal funds sold and interest bearing deposits	22,472	19,000	20,000
Securities:
Available for sale	68,390	58,731	51,230
Held to maturity	15,633	21,053	25,218
Total securities	84,023	79,784	76,448
Loans:
SBA — Held for sale	10,626	12,176	14,124
SBA — Held to Maturity	47,907	51,319	43,989
Commercial	176,567	182,113	154,321
Residential mortgage	51,994	47,198	64,189
Consumer	34,535	32,415	26,955
Total loans	321,629	325,221	303,578
Less: Allowance for loan losses	4,960	4,649	3,786
Net loans	316,669	320,572	299,792
Premises and equipment, net	7,280	8,475	8,772
Accrued interest receivable	2,199	2,397	2,368
Other assets	4,388	3,635	1,924
Total Assets	$450,509	$448,770	$423,990

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand deposits	$87,797	$90,593	$71,496
Interest-bearing deposits:
Interest bearing checking	182,018	183,068	165,017
Savings	38,037	36,452	36,545
Time, under $100,000	66,660	66,389	76,887
Time, $100,000 and over	24,939	20,596	24,149
Total deposits	399,451	397,098	374,094
Other debt	11,512	12,717	12,787
Trust Preferred Securities	9,000	9,000	9,000
Accrued interest payable	190	200	294
Accrued expenses and other liabilities	792	517	1,145
Total liabilities	420,945	419,532	397,320
Commitments and Contingencies	—	—	—

Shareholders’ equity:
Preferred stock, class A, 10%, cumulative and convertible 104 thousand shares authorized, 6 thousand issued and outstanding at September 30, 2002	—	—	285
Common stock, no par value, 12,500 shares authorized	31,852	31,827	32,159
Retained deficit	(1,497)	(2,639)	(6,015)
Accumulated other comprehensive (loss) gain, net of tax	(791)	50	241
Total shareholders’ equity	29,564	29,238	26,670
Total Liabilities and Shareholders’ Equity	$450,509	$448,770	$423,990

COMMON SHARES AT PERIOD END:
Issued	5,399	5,393	5,349
Outstanding	5,399	5,393	5,349
Treasury	—	—	—

Unity Bancorp Inc.

Consolidated Statements of Income

(In thousands, except per share data)

FOR THE THREE MONTHS ENDED:	Sep. 30, 2003	Jun. 30, 2003	Sep. 30, 2002
INTEREST INCOME
Fed funds sold and interest on deposits	$49	$41	$69
Securities:
Available for sale	517	559	564
Held to maturity	226	282	362
Total securities	743	841	926
Loans:
SBA	1,089	1,019	922
Commercial	3,080	3,233	2,862
Residential mortgage	741	763	1,054
Consumer	437	393	394
Total loan interest income	5,347	5,408	5,232
Total interest income	6,139	6,290	6,227
INTEREST EXPENSE
Interest bearing demand deposits	607	683	760
Savings deposits	108	102	199
Time deposits	662	667	986
Other debt and Trust Preferred Securities	296	307	200
Total interest expense	1,673	1,759	2,145
Net interest income	4,466	4,531	4,082
Provision for loan losses	375	400	375
Net interest income after provision for loan losses	4,091	4,131	3,707
NONINTEREST INCOME
Service charges on deposit accounts	436	523	407
Service and loan fee income	574	484	363
Gain on SBA loan sales	831	687	729
Net securities (loss) gains	(25)	45	—
Other income	309	249	123
Total noninterest income	2,125	1,988	1,622
NONINTEREST EXPENSES
Compensation and benefits	2,135	1,952	1,867
Processing and communications	516	548	564
Occupancy, net	436	460	422
Furniture and equipment	257	278	271
Professional services	217	195	204
Loan servicing costs	225	166	104
Advertising	162	144	102
Deposit insurance	16	15	42
Other	203	443	254
Total noninterest expenses	4,167	4,201	3,830
Income before taxes	2,049	1,918	1,499
Federal and state income tax provision	747	703	537
Net Income	$1,302	$1,215	$962
Preferred stock dividends	—	—	8
Net income to common stockholders	$1,302	$1,215	$954

Net Income Per Common Share-Basic	$0.24	$0.23	$0.17
Net Income Per Common Share-Diluted	$0.23	$0.22	$0.16

AVERAGE COMMON SHARES OUTSTANDING:
Basic	5,398	5,393	5,652
Diluted	5,661	5,610	5,946

Unity Bancorp, Inc.

Consolidated Statements of Income

(Dollars in thousands, except per share data)

YEAR TO DATE	Sep. 30, 2003	Sep. 30, 2002
INTEREST INCOME
Fed funds sold and interest on deposits	$106	$130
Securities:
Available for sale	1,621	2,084
Held to maturity	815	1,083
Total securities	2,436	3,167
Loans:
SBA	3,120	2,706
Commercial	9,362	7,761
Residential mortgage	2,381	3,166
Consumer	1,214	1,172
Total loan interest income	16,077	14,805
Total interest income	18,619	18,102
INTEREST EXPENSE
Interest bearing demand deposits	2,078	2,007
Savings deposits	316	554
Time deposits	2,073	3,293
Other debt and Trust Preferred Securities	904	593
Total interest expense	5,371	6,447
Net interest income	13,248	11,655
Provision for loan losses	1,225	1,950
Net interest income after provision for loan losses	12,023	9,705
NONINTEREST INCOME
Service charges on deposit accounts	1,529	1,116
Service and loan fee income	1,479	1,082
Gain on SBA loan sales	2,337	2,614
Net securities gains	103	228
Other income	772	835
Total noninterest income	6,220	5,875
NONINTEREST EXPENSES
Compensation and benefits	5,997	5,605
Processing and communications	1,638	1,636
Occupancy, net	1,374	1,228
Furniture and equipment	776	820
Professional services	664	515
Loan servicing costs	511	306
Advertising	437	344
Deposit insurance	47	119
Other	979	809
Total noninterest expenses	12,423	11,382
Income before taxes	5,820	4,198
Federal and state income taxes	2,151	1,498
Net Income	$3,669	$2,700
Preferred stock dividends	—	23
Net income to common stockholders	$3,669	$2,677

Net Income Per Common Share-Basic	$0.68	$0.49
Net Income Per Common Share-Diluted	$0.65	$0.46

Average common shares outstanding:
Basic	5,395	5,507
Diluted	5,647	5,868

Unity Bancorp, Inc.

Consolidated Average Balance Sheets

with Resultant Interest and Rates

(Tax-equivalent basis, dollars in thousands)

	Three Months Ended
	September 30, 2003			June 30, 2003
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets:
Federal funds sold and Interest-bearing deposits with banks	$17,241	$49	1.13%	$11,058	$41	1.49%
Securities:
Available for sale	67,120	541	3.22	56,557	567	4.01
Held to maturity	16,461	226	5.49	22,865	282	4.93
Total securities	83,581	767	3.67	79,422	849	4.28
Loans, net of unearned discount:
SBA	64,364	1,089	6.77	65,950	1,019	6.18
Commercial	177,538	3,080	6.88	176,984	3,233	7.33
Residential mortgage	51,545	741	5.75	50,050	763	6.10
Consumer	35,136	437	4.93	30,198	393	5.22
Total loans	328,583	5,347	6.47	323,182	5,408	6.71
Total interest-earning assets	429,405	6,163	5.71	413,662	6,298	6.10
Noninterest-earning assets:
Cash and due from banks	17,102			14,964
Allowance for loan losses	(4,999)			(4,591)
Other assets	13,120			14,216
Total noninterest - earning assets	25,223			24,589
Total Assets	$454,628			$438,251

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$185,316	607	1.30	$184,592	683	1.48
Savings deposits	39,827	108	1.08	36,001	102	1.14
Time deposits	91,444	662	2.87	89,898	667	2.98
Total interest-bearing deposits	316,587	1,377	1.73	310,491	1,452	1.88
Other debt and Trust Preferred
Securities	21,457	296	5.47	21,902	307	5.62
Total interest-bearing liabilities	338,044	1,673	1.96	332,393	1,759	2.12
Noninterest-bearing liabilities:
Demand deposits	86,895			76,168
Other liabilities	505			1,265
Total noninterest - bearing liabilities	87,400			77,433
Shareholders’ equity	29,184			28,425
Total Liabilities and Shareholders’ Equity	$454,628			$438,251

Net interest spread		4,490	3.75%		4,539	3.98%
Tax-equivalent basis adjustment		(24)			(8)
Net interest income		$4,466			$4,531

Net interest margin			4.18%			4.39%

Unity Bancorp, Inc.

Consolidated Average Balance

Sheets with Resultant Interest and Rates

(Tax-equivalent basis, dollars in thousands)

	Three Months Ended
	September 30, 2003			September 30, 2003
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets:
Federal funds sold and Interest-bearing deposits with banks	$17,241	$49	1.13%	$17,003	$69	1.61%
Securities:
Available for sale	67,120	541	3.22	50,131	564	4.50
Held to maturity	16,461	226	5.49	23,570	362	6.14
Total securities	83,581	767	3.67	73,701	926	5.03
Loans, net of unearned discount:
SBA	64,364	1,089	6.77	57,908	922	6.37
Commercial	177,538	3,080	6.88	151,342	2,862	7.50
Residential mortgage	51,545	741	5.75	67,319	1,054	6.26
Consumer	35,136	437	4.93	26,644	394	5.87
Total loans	328,583	5,347	6.47	303,213	5,232	6.87
Total interest-earning assets	429,405	6,163	5.71	393,917	6,227	6.30
Noninterest-earning assets:
Cash and due from banks	17,102			12,408
Allowance for loan losses	(4,999)			(3,805)
Other assets	13,120			12,166
Total noninterest - earning assets	25,223			20,769
Total Assets	$454,628			$414,686

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$185,316	607	1.30	$163,065	760	1.85
Savings deposits	39,827	108	1.08	35,894	199	2.20
Time deposits	91,444	662	2.87	106,054	986	3.69
Total interest-bearing deposits	316,587	1,377	1.73	305,013	1,945	2.53
Other debt and Trust Preferred Securities	21,457	296	5.47	13,315	200	5.96
Total interest-bearing liabilities	338,044	1,673	1.96	318,328	2,145	2.67
Noninterest-bearing liabilities:
Demand deposits	86,895			65,866
Other liabilities	505			2,233
Total noninterest - bearing liabilities	87,400			68,099
Shareholders’ equity	29,184			28,259
Total Liabilities and Shareholders’ Equity	$454,628			$414,686

Net interest spread		4,490	3.75%		4,082	3.63%
Tax-equivalent basis adjustment		(24)			—
Net interest income		$4,466			$4,082

Net interest margin			4.18%			4.15%

Unity Bancorp, Inc.

Consolidated Average Balance Sheets
with Resultant Interest and Rates

(Tax-equivalent basis, dollars in thousands)

	Year to Date
	September 30, 2003			September 30, 2003
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets:
Federal funds sold Interest-bearing deposits with banks	$11,573	$106	1.22%	10,877	130	1.60%
Securities:
Available for sale	59,178	1,653	3.72	53,210	2,084	5.22
Held to maturity	21,679	815	5.01	22,994	1,083	6.28
Total securities	80,857	2,468	4.07	76,204	3,167	5.54
Loans, net of unearned discount:
SBA	66,304	3,120	6.27	55,565	2,706	6.49
Commercial	174,056	9,362	7.19	139,868	7,761	7.42
Residential mortgage	52,358	2,381	6.06	69,898	3,166	6.04
Consumer	31,313	1,214	5.18	26,473	1,172	5.92
Total loans	324,031	16,077	6.62	291,804	14,805	6.78
Total interest - earning assets	416,461	18,651	5.97	378,885	18,102	6.38
Noninterest-earning assets:
Cash and due from banks	15,705			13,051
Allowance for loan losses	(4,645)			(3,557)
Other assets	13,462			12,117
Total noninterest - earning assets	24,522			21,611
Total Assets	$440,983			$400,496

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$182,877	2,078	1.52	$144,160	2,007	1.86
Savings deposits	36,870	316	1.15	33,494	554	2.21
Time deposits	91,633	2,073	3.02	116,996	3,293	3.76
Total interest - bearing deposits	311,380	4,467	1.92	294,650	5,854	2.66
Other debt and Trust Preferred Securities	21,754	904	5.56	13,591	593	5.83
Total interest - bearing liabilities	333,134	5,371	2.16	308,241	6,447	2.80
Noninterest-bearing liabilities:
Demand deposits	78,703			63,651
Other liabilities	897			1,899
Total noninterest - bearing liabilities	79,600			65,550
Shareholders’ equity	28,249			26,705
Total Liabilities and Shareholders’ Equity	$440,983			$400,496

Net interest spread		13,280	3.81%		11,655	3.58%
Tax-equivalent basis adjustment		(32)			—
Net interest income		$13,248			$11,655

Net interest margin			4.25%			4.10%

Unity Bancorp, Inc.

Allowance for Loan Losses and Loan Quality Schedules

(Dollars in thousands)

	9/30/ 2003	6/30/ 2003	3/31/ 2003	12/31/ 2002	9/30/ 2002
ALLOWANCE FOR LOAN LOSSES:
Balance, beginning	$4,649	$4,382	$4,094	$3,786	$3,563
Provision charged to expense	375	400	450	400	375
	5,024	4,782	4,544	4,186	3,938
Less: Charge offs
SBA	112	129	60	66	188
Commercial	55	30	144	—	2
Residential mortgage	—	—	—	15	—
Consumer	42	8	31	58	8
Total Charge Offs	209	167	235	139	198
Add: Recoveries
SBA	40	28	4	1	2
Commercial	101	—	50	43	35
Residential mortgage	—	—	—	—	—
Consumer	4	6	19	3	9
Total Recoveries	145	34	73	47	46
Net Charge Offs	64	133	162	92	152
Balance, ending	$4,960	$4,649	$4,382	$4,094	$3,786

LOAN QUALITY INFORMATION:
Nonperforming loans	$3,854	$3,310	$3,545	$3,557	$2,999
Other real estate owned, net	396	237	258	196	206
Nonperforming assets	$4,250	$3,547	$3,803	$3,753	$3,205

Loans 90 days past due and still accruing	$165	$759	$2,130	$365	$775

Allowance for loan losses to:
Total loans at period end	1.54%	1.43%	1.38%	1.31%	1.25%
Nonperforming loans	128.70	140.45	123.61	115.10	126.24
Nonperforming assets	116.71	131.07	115.22	109.09	118.13
Net charge offs to average loans (QTD)	0.08	0.17	0.21	0.12	0.20
Net charge offs to average loans (YTD)	0.15	0.18	0.21	0.48	0.61
Nonperforming loans to total loans	1.20	1.02	1.11	1.14	0.99
Nonperforming assets to total loans and OREO	1.32	1.09	1.19	1.20	1.06

Unity Bancorp, Inc.

Quarterly Financial Data

	9/30/ 2003	6/30/ 2003	3/31/ 2003	12/31/ 2002	9/30/ 2002
SUMMARY OF INCOME (in thousands) :
Interest income	$6,139	$6,290	$6,190	$6,193	$6,227
Interest expense	1,673	1,759	1,939	2,125	2,145
Net interest income	4,466	4,531	4,251	4,068	4,082
Provision for loan losses	375	400	450	400	375
Net interest income after provision	4,091	4,131	3,801	3,668	3,707
Noninterest income	2,125	1,988	2,107	2,116	1,622
Noninterest expense	4,167	4,201	4,055	4,162	3,830
Income before income taxes	2,049	1,918	1,853	1,622	1,499
Federal and state income tax provision	747	703	701	613	537
Net Income	1,302	1,215	1,152	1,009	962
Preferred dividends	—	—	—	—	8
Net Income	$1,302	$1,215	$1,152	$1,009	$954
Net Income per Common Share:
Basic	$0.24	$0.23	$0.21	$0.19	$0.17
Diluted	0.23	0.22	0.20	0.18	0.16
COMMON SHARE DATA:
Cash dividends declared
Book value at quarter end	$5.48	$5.42	$5.16	$5.03	$4.93
Market value at quarter end	11.20	10.20	7.99	7.85	6.19
Average common shares outstanding: (000’s)
Basic	5,398	5,393	5,393	5,411	5,652
Diluted	5,661	5,610	5,671	5,662	5,946
Common shares outstanding at period end (000’s)	5,399	5,393	5,393	5,393	5,349
OPERATING RATIOS:
Return on average assets	1.14%	1.11%	1.09%	0.94%	0.92%
Return on average common equity	17.70	17.14	17.23	15.12	13.53
Efficiency ratio	62.98	64.81	64.62	67.30	67.15
BALANCE SHEET DATA (in thousands):
Assets	$450,509	$448,770	$445,270	$432,874	$423,990
Deposits	399,451	397,098	394,025	382,585	374,094
Loans	321,629	325,221	318,612	311,794	303,578
Shareholders’ equity	29,564	29,238	27,824	27,106	26,670
Allowance for loan losses	4,960	4,649	4,382	4,094	3,786
TAX-EQUIVALENT YIELDS AND RATES:
Interest-earning assets	5.71%	6.10%	6.15%	6.15%	6.30%
Interest-bearing liabilities	1.96	2.12	2.39	2.56	2.67
Net interest spread	3.75	3.98	3.76	3.59	3.63
Net interest margin	4.18	4.39	4.19	4.06	4.15
CREDIT QUALITY:
Nonperforming assets (in thousands)	$4,250	$3,547	$3,803	$3,753	$3,205
Allowance for loan losses to period-end loans	1.54%	1.43%	1.38%	1.31%	1.25%
Net charge offs to average loans	0.08	0.17	0.21	0.12	0.20
Nonperforming assets to loans and OREO	1.32	1.09	1.19	1.20	1.06
CAPITAL AND OTHER:
Total equity to assets	6.56%	6.52%	6.25%	6.26%	6.29%
Tier I capital to average assets (leverage)	8.50	8.61	8.59	8.38	8.45
Tier I capital to risk - adjusted assets	11.39	10.88	11.03	11.05	11.47
Total capital to risk - adjusted assets	12.64	12.13	12.28	12.32	12.79
Number of banking offices	12	12	12	12	12
Number of ATMs	13	13	13	13	13
Number of employees	168	171	160	159	149

SOURCE Unity Bancorp, Inc.
-0-	10/16/2003
/CONTACT:	James A. Hughes, EVP, Chief Financial Officer of Unity
Bancorp, Inc.,	+1-908-713-4306/

/First Call Analyst: /
/Web site:	http://www.unitybank.com /
(UNTY)